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                                      EX-10
                                EXHIBIT 10(c)(11)

                         INTER*ACT SYSTEMS, INCORPORATED
                               14 WESTPORT AVENUE
                           NORWALK, CONNECTICUT 06851

October 2, 1998

Arthur J. Murphy
18337 Superior Street
Northridge, California 91325

Leona R. Singer, Trustee
  under the GERALD AND LEONA R. SINGER
  FAMILY TRUST dated May 18, 1995
3142 Pacific Coast Highway, Suite 208
Torrance, California 90505

This letter amends in certain respects the present agreement (the "License Agreement") whereby Inter*Act Systems, Incorporated, a North Carolina corporation ("Inter*Act") (formerly Interactive Networks Incorporated), has the exclusive (to the extent of your rights therein) worldwide right and license to manufacture, use, sell and grant sublicenses with respect to United States Patent Number 4,554,446, United States Patent Number 4,672,377 and United States Patent Number 5,305,195 and improvements thereon (collectively, the "Patents") and has agreed to pay you certain royalties. The Agreement is reflected in: (i) a License Agreement dated as of December 31, 1990 (the "Original License Agreement") between Arthur J. Murphy, an individual ("Murphy"), and Gerald Singer, an individual (deceased) ("Singer"), as licensors and Michael R. Jones, an individual ("Jones"), as original licensee; (ii) an Assignment of License Agreement dated as of June 15, 1993 (the "Assignment") among Murphy, Singer, Jones and Network Licensing, Inc., a North Carolina corporation and wholly owned subsidiary of Inter*Act ("Network"); (iii) an Addendum to License Agreement dated as of June 15, 1993 (the "Addendum") among Murphy, Singer and Network;
(iv) a Sublicense Agreement dated as of June 16, 1993 between Inter*Act and Network (the "Sublicense"); (v) a Settlement Agreement and Mutual General Release dated as of September 6, 1994 (the "Settlement Agreement") among Murphy and Singer, their spouses, Network and Inter*Act; and, (vi) a Letter Agreement dated July 22, 1996 (the "Letter Agreement") among Murphy, Singer and Inter*Act.

     The Original License Agreement, as modified by the Assignment, Addendum, Settlement Agreement and Letter Agreement, is referred to herein as the "License Agreement". The rights of











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Network in and to the License Agreement have been assigned to Inter*Act by instrument dated July 23, 1996. The rights of Singer in and to the Patents and the License Agreement have been assigned to Gerald Singer and Leona R. Singer, Trustees, or their Successor, under the GERALD AND LEONA R. SINGER FAMILY TRUST dated May 18, 1995.

     The License Agreement is amended as follows:

     1. Paragraph G.3 of the License Agreement is amended in its entirety to read as follows:

          If Licensee desires to file an infringement action, Licensor must be notified and Licensee will bear all costs, expenses and attorneys' fees associated with the lawsuit. In the event of recovery from such action instituted by Licensee, all amounts recovered, whether cash or other property, will belong to Licensee and amounts recovered, whether cash or other property, as a result of infringement of the Patents in excess of the costs, expenses and attorneys' fees of such action (the "Infringement Recoveries") will be subject to the royalty provisions of paragraph B; provided, however, that a royalty of seven percent (7%) shall be paid on the Infringement Recoveries until such time as Licensor has received the aggregate sum of Ten Million Dollars ($10,000,000) in royalties under paragraph B and this subparagraph G.3 of this Agreement. Thereafter Infringement Recoveries will be subject to a royalty of six percent (6%) and other gross collected revenues referred to in paragraph B will be subject to a royalty of one percent (1%) as provided in paragraph B.

     2. Paragraph D.3 of the License Agreement is amended in its entirety to read as follows:

          Either party may terminate this License Agreement at any time after only the minimum payments called for in Paragraph B.1 hereof shall have been paid to the Licensor for any period of sixty-two months (62) consecutive months beginning on or after October 1, 1998.

If the following is in accordance with our agreements, please sign the enclosed copy of this letter and return it to us.

INTER*ACT SYSTEMS, INCORPORATED




/s/Stephen R. Leeolou
___________________________________________
Stephen R. Leeolou, Chief Executive Officer


                                       AGREED TO AND ACCEPTED:

                                       /s/Arthur J. Murphy
                                       _____________________
                                       by Arthur J. Murphy Jr. Attorney-in-fact
                                       _________________________________________







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                                       Arthur J. Murphy

                                       /s/Leona R. Singer, Trustee
                                       _________________________________________
                                       Leona R. Singer, Trustee under the
                                       GERALD AND LEONA R. SINGER
                                       FAMILY TRUST dated May 1, 1995





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